UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

StandardAero, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42298	30-1138150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 North Scottsdale Road, Suite 250
Scottsdale, Arizona		85253
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 377 3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SARO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 25, 2024, the Audit Committee of StandardAero, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP, Canada (“PwC Canada”) as its independent registered public accounting firm and appointed PricewaterhouseCoopers LLP, United States (“PwC United States”) as the Company’s new registered public accounting firm for the fiscal year ended December 31, 2024.

PwC Canada’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2022, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through November 25, 2024, there were no disagreements with PwC Canada on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC Canada, would have caused PwC Canada to make reference to the subject matter of the disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the design of our internal controls over financial reporting, as disclosed in the Company’s prospectus, dated October 1, 2024, filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) under the Act, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024. In connection with the preparation of our consolidated financial statements for the years ended December 31, 2023 and 2022, we identified material weaknesses in the Company’s internal control over financial reporting as the Company did not formally design or maintain an effective control environment commensurate with the financial reporting requirements of a public company and the Company did not have the necessary business processes, systems, personnel and related internal controls necessary to satisfy the accounting and financial reporting requirements of a public company. This contributed to the following material weaknesses:(a) the Company did not maintain an effective control environment due to insufficient resources with an appropriate level of knowledge and experience in establishing controls or maintaining adequate written policies and procedures for accounting and financial reporting under SEC rules; (b) the Company did not formalize the design of certain controls related to the reporting process and significant account balances, and (c) the Company did not consistently operate certain IT controls designed to maintain the integrity of user access, program change management and segregation of duties that would ensure proper implementation, operation and oversight of certain IT applications and data.The Audit Committee discussed the subject matter of the material weaknesses with PwC Canada. The Company has also authorized PwC Canada to respond fully to the inquiries of PwC United States,concerning the subject matter of the material weaknesses.

On November 25, 2024, the Company’s Audit Committee appointed PwC United States as the Company’s new registered public accounting firm for the fiscal year ended December 31, 2024. During the fiscal years ended December 31, 2023, and 2022 and in the subsequent interim periods through November 25, 2024, neither the Company nor anyone on its behalf has consulted with PwC United States (other than in the ordinary course of the financial statement audit for the fiscal years ended December 31, 2023 and 2022 as a component auditor to PwC Canada) with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on financial statements, and neither a written report nor oral advice was provided to the Company that PwC United States concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement”, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iii) any “reportable event”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC Canada with a copy of the disclosure it is making in this Current Report on Form 8-K (the “Report”) prior to the time this Report was filed with the SEC. The Company requested that PwC Canada furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of PwC Canada’s letter, dated November 26, 2024, is filed as Exhibit 16.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commissions from PricewaterhouseCoopers LLP, Canada, dated November 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARDAERO, INC.

Date:	November 26, 2024	By:	/s/ Daniel Satterfield
Daniel Satterfield Chief Financial Officer